UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2024
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SiTime Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39135	02-0713868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5451 Patrick Henry Drive
Santa Clara, California		95054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 328-4400
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SITM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.
The Audit Committee (the “Committee”) of the Board of Directors of SiTime Corporation (the “Company”) has conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
As a result of this process, following the review and evaluation of proposals from participating firms, on June 10, 2024, the Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. On the same date, the Committee approved the dismissal of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm and the Company informed BDO of such dismissal.
BDO’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for an adverse opinion on internal control over financial reporting as of December 31, 2023 issued in connection with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as a result of the material weakness described below.
During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through June 10, 2024, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) of the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in their reports.
During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through June 10, 2024, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except as reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company reported a material weakness in its internal control over financial reporting during such period related to a deficiency in the review control over the classification of cash flows from investments within the statements of cash flows in accordance with applicable accounting guidance for the periods ended March 31, 2023, June 30, 2023, and September 30, 2023. As reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2024, the Company's management, under the oversight of the Committee, implemented changes to the Company's review procedures to improve internal control over financial reporting to remediate the control deficiency that gave rise to the material weakness, and upon completion of the Company's testing of the design and operating effectiveness of these new control procedures, management concluded that the previously identified material weakness was remediated as of March 31, 2024.
In accordance with Item 304(a)(3) of Regulation S-K, the Company provided BDO with a copy of the foregoing disclosures and requested that BDO furnish a letter addressed to the SEC stating whether or not it agrees with such disclosure. A copy of BDO’s letter dated June 11, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through June 10, 2024, neither the Company nor anyone acting on its behalf has consulted with Deloitte regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter of BDO USA, P.C. to the Securities and Exchange Commission, dated June 11, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SiTime Corporation

Date:	June 12, 2024	By:	/s/ Elizabeth A. Howe
Elizabeth A. Howe
Executive Vice President and Chief Financial Officer